Calculation of Filing Fee Tables
S-8
Arlo Technologies, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2018 Equity Incentive Plan, Common Stock, $0.001 par value per share	Other	4,200,189	$ 13.68	$ 57,458,585.52	0.0001381	$ 7,935.03
Total Offering Amounts:						$ 57,458,585.52		$ 7,935.03
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,935.03
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), the Amount Registered in this Registration Statement on Form S-8 shall also cover any additional shares of the Common Stock (Common Stock) of Arlo Technologies, Inc. (the Registrant) that become issuable under the Arlo Technologies, Inc. 2018 Equity Incentive Plan, as amended (the 2018 EIP), by reason of any stock dividend, stock split, recapitalization or other similar transaction. The Amount Registered represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 EIP on January 1, 2026, pursuant to an evergreen provision contained in the 2018 EIP. Pursuant to such provision, on January 1 of each year commencing in 2019, the number of shares authorized for issuance under the 2018 EIP is automatically increased by: (a) a number equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; or (b) a number determined by the Registrant's board of directors that is less than the amount set forth in the foregoing clause (a). The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price estimates are made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock on January 20, 2026, as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A